UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 14, 2016

GLOBUS MEDICAL, INC.
(Exact name of registrant as specified in charter)

DELAWARE	001-35621	04-3744954
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2560 GENERAL ARMISTEAD AVENUE, AUDUBON, PA 19403
(Address of principal executive offices) (Zip Code)
(610) 930-1800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Stockholders (the “Annual Meeting”) of Globus Medical, Inc. (the “Company”) was held on June 14, 2016. At the Annual Meeting, the stockholders voted on the following four proposals and cast their votes as described below.
Proposal 1
The individuals listed below were each elected at the Annual Meeting to serve a three-year term on the Company’s Board of Directors.

Nominee	For	Against	Abstain	Broker Non-Vote
David C. Paul	263,393,526	30,716,106	93,314	10,461,502
Daniel T. Lemaitre	284,946,424	9,163,207	93,315	10,461,502
Ann D. Rhoads	291,544,472	2,565,160	93,314	10,461,502
Proposal 2
Approval of the material terms of the performance goals of the Globus Medical, Inc. 2012 Equity Incentive Plan to allow certain grants under the plan to be deductible under Section 162(m) of the Internal Revenue Code. This proposal was approved.

For	Against	Abstain	Broker Non-Vote
248,778,342	45,316,549	108,055	10,461,502
Proposal 3
Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. This proposal was approved.

For	Against	Abstain	Broker Non-Vote
304,396,218	85,889	182,341	—
Proposal 4
A non-binding advisory vote to approve the compensation of the Company’s named executive officers, as described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission. This proposal was approved.

For	Against	Abstain	Broker Non-Vote
291,014,087	2,767,639	421,220	10,461,502

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBUS MEDICAL, INC.
(Registrant)

Dated:	June 15, 2016	/s/ ERIC IAN SCHWARTZ

Eric Ian Schwartz
Senior Vice President, General Counsel